SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                February 5, 1999
                Date of Report (Date of earliest event reported)


                             FIDELITY HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)


    Nevada                          00029182                      11-3292094
(State or other                    (Commission                  (IRS Employer
jurisdiction of                    File Number)              Identification No.)
incorporation)

                  80-02 Kew Gardens Road, Kew Gardens, NY 11415
               (Address of principal executive offices) (Zip Code)

       (Registrant's telephone number, including area code): 718/520-6500
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                           PART II. OTHER INFORMATION

Item 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) Previous independent accountants

            (i) On February 5, 1999, the Registrant dismissed Peter C. Cosmas Co., CPAs as its independent accountants.

            (ii) the reports of Peter C. Cosmas Co., CPAs on the consolidated financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.

            (iii) The Registrant's Audit Committee and Board of Directors participated in and approved the decision to change independent accountants.

            (iv) In connection with its audits for the two most recent fiscal years and through February 5, 1999, there have been no disagreements with Peter
C. Cosmas Co., CPAs on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Peter C. Cosmas Co., CPAs would have caused them to make reference thereto in their report on the consolidated financial statements for such years.

            (v) During the two most recent fiscal years and through February 5, 1999, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1)(v)).

            (vi) The Registrant has requested that Peter C. Cosmas Co., CPAs furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated February 9, 1999, is filed as Exhibit 16 to this Form 8- K.

(b) New independent accountants

            (i) The Registrant engaged BDO Seidman LLP as its new independent accountants as of February 5, 1999. During the two most recent fiscal years and through February 5, 1999, the Registrant has not consulted with BDO Seidman LLP on items which (1) were or should have been subject to SAS 50 or (2) concerned the subject matter of a disagreement or reportable event with the former auditor, (as described in Regulation S-K Item 304(a)(2). The Registrant authorized Peter C. Cosmas Co., CPAs to respond to any and all inquiries of the successor accountant.


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

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

      (C) Exhibits

      Exhibit 16.1 Letter from Peter C. Cosmas Co., CPAs dated February 9, 1999.

                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       FIDELITY HOLDINGS, INC.
                                       (Registrant)



                                       /s/ Doron Cohen
                                       ---------------------------------
                                       Doron Cohen, President


      Dated: February 9, 1999


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